EXHIBIT 4.3


                                             CONFORMED COPY





                         AMENDMENT No. 1 dated as of November 2,
                   1994 (this "Amendment"), to the Credit
                   Agreement dated as of May 25, 1994 (the
                   "Credit Agreement"), among Doskocil
                   Companies Incorporated, a Delaware
                   corporation (the "Borrower"), the financial institutions party thereto (the "Lenders") and Chemical Bank, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent") and as fronting bank (in such capacity, the "Fronting
                   Bank").

          The Borrower has filed with the Securities and Exchange
Commission a registration statement pursuant to which it intends to sell rights (the "Rights Offering") to purchase up to 5,555,556 shares of the Borrower's common stock.

          The Borrower expects to receive gross proceeds from the Rights Offering in an aggregate amount between $20,000,000 and $50,000,000. The Borrower currently intends to (a) apply the first $20,000,000 of such proceeds to prepay the Term Loans (such term and each other capitalized term used but not defined herein having the meaning assigned thereto in the Credit Agreement) concurrent with an increase in the Revolving Credit Commitments and (b) apply all or a portion of any additional proceeds to prepay the Term Loans.

          The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement in connection with the prepayment of Term Loans with the proceeds of the Rights Offering. The Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to enter into such an amendment.






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                                                      2



         In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

         SECTION 1.  Amendment of the Credit Agreement. The
Credit Agreement is hereby amended as follows:

              (a) The second paragraph of the preamble to the Credit Agreement is hereby amended by deleting the number "$40,000,000" on the seventh line thereof and substituting in lieu thereof the number
         "$59,436,588.59".

              (b) The fourth paragraph of the preamble to the Credit Agreement is hereby amended by deleting the number "$15,000,000" on the fifth line thereof and substituting in lieu thereof the number "$35,000,000".

              (c) Section 2.13(f) of the Credit Agreement is hereby amended by deleting the number "$20,000,000" on the fourth line thereof and substituting in lieu thereof the number "$40,000,000".

              (d) Section 5.01(e) of the Credit Agreement is hereby amended by deleting the number "$15,000,000" on the fifth line thereof and substituting in lieu thereof the number "$35,000,000".

              (e) Section 7.04(i) of the Credit Agreement is hereby amended by deleting the amount "$2,000,000" on the fourth line thereof and substituting in lieu thereof the amount "$10,000,000".

              (f) Section 10.04(b) of the Credit Agreement is hereby amended by adding, immediately prior to the words "the amount" on the tenth line thereof, the phrase "except in the case of (A) any assignment to a Lender or an Affiliate of such Lender or (B) any assignment to an assignee reasonably acceptable to the Borrower (it being understood that any Lender and any Affiliate of any Lender shall be deemed to be acceptable to the Borrower for purposes of this clause) if such assignment was required by any Governmental Authority having jurisdiction over the assigning Lender,".



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                                                   3




              SECTION 2. Special Credit to Excess Cash Flow. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, it is understood and agreed that if (a) the Borrower applies more than $20,000,000 of the proceeds of the Rights Offering to prepay the Term Loans during fiscal year 1994 and (b) the amount of Excess Cash Flow in respect of fiscal year 1994 is less than zero, then the Borrower shall be entitled to apply an amount, such amount (the "Special Excess Cash Flow Credit Amount") to be equal to the lesser of (i) the amount by which such prepayment of the Term Loans exceeds $20,000,000 and (ii) the amount by which Excess Cash Flow in respect of fiscal year 1994 is less than zero, to reduce Excess Cash Flow in respect of one or more fiscal years after fiscal year 1994. The Borrower may, by written notice to the Lenders, apply all or part of the Special Excess Cash Flow Credit Amount to reduce the amount of Excess Cash Flow in any fiscal year following fiscal year 1994 and, upon any such application, the Special Excess Cash Flow Credit Amount shall be automatically reduced by the amount so applied.

           SECTION 3.  Amendment of Schedule 2.01; Reallocations.
(a) Schedule 2.01 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting in lieu thereof the revised Schedule 2.01 attached hereto as Exhibit A. The re-allocation of Commitments effected and evidenced by such amendment to Schedule 2.01 of the Credit Agreement shall be deemed to be an assignment of the relevant portions of the Commitments of the Lenders affected thereby on the effective date of this Amendment.

              (b) Each Lender whose Revolving Credit Commitments shall be increased (each, an "Assignee Bank") as a result of the re-allocation of such Revolving Credit Commitments described in
Section 3(a) hereof (the "Reallocation") agrees to advance to the Agent, on the effective date of this Amendment, the amount, if any, required by the Re-allocation (as a result of such Assignee Bank's pro rata portion of the Revolving Credit Commitments being increased pursuant to the Re-allocation and determined based on the amount of the Loans outstanding as of such effective date), and, to the extent the same is received, the Agent shall make the appropriate amount available to each Lender whose Revolving Credit Commitments are being decreased due to the Re-allocation (each an "Assignor Bank").




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                                                            4



              (c) All payments, whether on account of principal, interest, fees or otherwise, that would otherwise be payable from and after the effective date of this Amendment to or for the accounts of the Assignor Banks and the Assignee Banks pursuant to the Credit Agreement shall, instead, be payable to or for the account of the Assignor Banks and the Assignee Banks in accordance with their respective interests as shall be reflected in Schedule 2.01 of the Credit Agreement (as amended hereby).

              (d) Each of the Assignor Banks and Assignee Banks agrees that, at any time and from time to time upon the written request of any other Assignor Bank or Assignee Bank, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the, assignment and transfer set forth in this
Section 3.

              SECTION 4.  Representations and Warranties.  The
Borrower represents and warrants each of the Lenders, the Agent and the Fronting Bank that:

           (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

              (b)  Before and after giving effect to this
         Amendment, the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

              (c)  Before and after giving effect to this
         Amendment, no Event of Default or Default has occurred and is continuing.

          SECTION 5. Condition to Effectiveness. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of the date first above written when (a) the Agent




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                                                           5



shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders, (b) the Agent has received, for the account of the Lenders, proceeds of the Rights Offering in an aggregate principal amount equal to or exceeding $20,000,000 and (c) the Borrower and the Agent have received commitments from Lenders to increase the aggregate amount of the Revolving Credit Commitments to an amount at least equal to $59,436,588.59.

            SECTION 6. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

            SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

            SECTION 8.  Counterparts.  This Amendment may be
executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

          SECTION 9. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.



                             DOSKOCIL COMPANIES INCORPORATED,

                               by
                                  (Bryant P. Bynum)
                                  Name:  Bryant P. Bynum
                                  Title:  Vice President and
                                          Treasurer



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                                                           6
                             CHEMICAL BANK, individually, as
                             Agent, and as Fronting Agent,

                               by
                                  (C. C. Wardell)
                                  Name:  C. C. Wardell
                                  Title: Managing Director


                             BANQUE PARIBAS,

                               by
                                  (Pierre Jean de Filippis)
                                  Name: Pierre Jean de Filippis
                                  Title: General Manager

                               by
                                  (Rosemary Davis)
                                  Name:  Rosemary Davis
                                  Title:  Asst. Vice President


                             BANQUE FRANCAISE du COMMERCE
                             EXTERIEUR,

                               by
                                 (David Lerner)
                                 Name:  David Lerner
                                 Title: Asst. Vice President


                             CREDIT LYONNAIS,

                                by
                                  (Christophe Razaire)
                                  Name: Christophe Razaire
                                  Title: Vice President

                               FIRST BANK NATIONAL ASSOCIATION,

                                by
                                  (Jeffrey R. Torrison)
                                  Name:  Jeffrey R. Torrison
                                  Title: Vice President

                             FIRST NATIONAL BANK OF BOSTON,

                                by
                                  (Peter R. White)
                                  Name:  Peter R. White
                                  Title: Managing Director

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                                                           7




                             GIROCREDIT BANK,

                               by

                                  (Patricia Hogan)
                                  Name:  Patricia Hogan
                                  Title:  Vice President


                             HELLER FINANCIAL, INC.,

                               by
                                  (James Young)
                                  Name:  James Young
                                  Title:  Vice President


                             HARRIS TRUST AND BANKING,

                               by
                                  (Edward Boyd Jones)
                                  Name:  Edward Boyd Jones
                                  Title:  Vice President


                             LONG TERM CREDIT BANK OF JAPAN,

                                by

                                  (Armund J. Schoen, Jr.)
                                  Name:  Armund J. Schoen, Jr.
                                  Title: Vice President and
                                         Deputy General Manager


                             THE MITSUBISHI TRUST AND BANKING
                             CORPORATION,

                                by
                                  (Patricia Loret de Mola)
                                  Name:  Patricia Loret de Mola
                                  Title:  Senior Vice President



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                                                           8





                               NATIONSBANK OF TEXAS, N.A.,

                                by
                                  (Frank M. Johnson)
                                  Name:  Frank M. Johnson
                                  Title:  Senior Vice President


                             RESTRUCTURED OBLIGATIONS BACKED by
                             SENIOR ASSETS,

                                by

                                  (Christopher A. Bondy)
                                  Name:  Christopher A. Bondy
                                  Title:  Vice President


ACKNOWLEDGED BY:

WILSON FOODS CORPORATION,

 by
    (Bryant P. Bynam)
    Name:  Bryant P. Bynam
    Title:  Vice President


STOPPENBACH, INC.,

 by
    (Bryant P. Bynam)
    Name:  Bryant P. Bynam
    Title:  Vice President


CONCORDIA FOODS CORPORATION,

 by
    (Bryant P. Bynam)
    Name:  Bryant P. Bynam
    Title:  Vice President


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                                                           9





PAFCO IMPORTING COMPANY, INC.,

 by
   (Bryant P. Bynam)
   Name:  Bryant P. Bynam
   Title:  Vice President


NATIONAL SERVICE CENTER, INC.,


 by
   (Bryant P. Bynam)
   Name:  Bryant P. Bynam
   Title:  Vice President


DIXIE FOODS COMPANY,

 by
   (Bryant P. Bynam)
   Name:  Bryant P. Bynam
   Title:  Vice President


SHREVEPORT FOODS COMPANY,

 by
   (Bryant P. Bynam)
   Name:  Bryant P. Bynam
   Title:  Vice President



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                                                      EXHIBIT A





                               SCHEDULE 2.01
             (reflecting Term Loan prepayment of $35,000,000)

                          Lenders and Commitments



                                                      Revolving
         Lender                   Term Loan           Commitment

Chemical Bank                   $4,929,518.33       $5,404,330.54
10 South LaSalle Street
Suite 2300
Chicago, IL 60603
Attention: Steven J. Faliski
Telephone: 312-807-4073
Telecopy: 312-443-1964

Banque Paribas                  $8,951,612.90       $4,838,709.68
2121 San Jacinto St.
Suite 930
Dallas, TX 75201
Attention: Bruce Cauley
Telephone: 214-969-0380
Telecopy: 214-969-0260

Credit Lyonnais                 $11,935,483.87      $6,451,612.90
1301 Avenue of the Americas
New York, NY 10019
Attention: Christophe Razaire
Telephone: 212-261-7864
Telecopy: 212-459-3176

First Bank National Association $11,935,483.87      $6,451,612.90
601 Second Avenue South
Minneapolis, MN 55402
Attention: Mr. Jeff Torrison
Telephone: 612-973-0557
Telecopy: 612-973-0824

First National Bank of Boston   $5,967,741.94       $4,032,258.06
100 Federal Street
Mail Stop 01-08-05
Boston,  MA 02106
Attention: Mr. Peter White
Telephone  617-434-3680
Telecopy: 612-434-4929

Girocredit                      $5,967,741.94       $3,225,806.45
65 East 55th Street
Park Avenue Tower
New York, NY 10022
Attention:  Ms. Patricia Hogan
Telephone:  212-909-0608
Telecopy: 212-644-0644



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


Heller Financial, Inc.          $11,935,483.87      $6,451,612.90
500 West Monroe Street
Chicago, IL 60661
Attention: Ms. Linda Willenborg
Telephone:  312-441-7894
Telecopy:  312-441-7357

Harris Trust and Savings Bank   $11,935,483.87      $6,451,612.90
111 West Monroe Street
Chicago, IL 60690
Attention:  Mr. Ted Jones
Telephone:  312-461-3794
Telecopy:  312-765-8095

The Long Term Credit Bank of    $5,967,741.93       $3,225,806.46
Japan
190 South LaSalle Street
Suite 800
Chicago, IL 60603
Attention: Armund Schoen
Telephone: 312-704-5453
Telecopy:  312-704-8603

The Mitsubishi Trust and        $11,935,483.87      $6,451,612.90
Banking Corporation
520 Madison Avenue
New York, NY 10022
Attention:  Ms. Patricia Loret
            de Mola
Telephone: 212-891-8454
Telecopy: 212-593-4691

NationsBank of Texas, N.A.      $5,967,741.94       $3,225,806.45
901 Main Street
67th Floor
Dallas, TX 75283
Attention: Ms. Susan Ray
Telephone: 214-508-2434
Telecopy:  214-508-0980

Banque Francaise du Commerce    $5,967,741.94       $3,225,806.45
Exterior
645 Fifth Avenue
New York, NY 10022
Attention:  Mr. David Lerner
Telephone:  212-872-5113
Telecopy:  212-872-5045



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